EXHIBIT 21 - SUBSIDIARIES

CROWN ANDERSEN INC.

A Delaware Corporation

306 Dividend Drive

Peachtree City, Georgia 30269

Phone: 1 (770) 486 2000

Fax: 1 (770) 487 5066

www.crownandersen.com

e-mail: a2k@crownandersen.com

Andersen 2000 Inc.

A Delaware Corporation

306 Dividend Drive

Peachtree City, Georgia 30269

Phone: 1 (770) 486 2000

Fax: 1 (770) 487 5066

www.crownandersen.com

e-mail: a2k@crownandersen.com

Montair Andersen bv

A Netherlands Registered Corporation

And Wholly Owned Subsidiary Of

Andersen 2000 Inc.

Heuvelsestraat 14

5967 NG Sevenum

The Netherlands

Phone: 31 77 467 2473

Fax: 31 77 467 3012

www.crownandersen.com

e-mail: info@montair.nl

Griffin Environmental Company, Inc.

A New York Corporation

7066 Interstate Island Road

Syracuse New York 13204

Phone: 1 (315) 451 5300

Fax: 1(315) 451 2338

www.griffinenviro.com

e-mail: cleanair@griffinenviro.com

CROWN ANDERSEN INC. AND SUBSIDIARIES

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